U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 2, 2008

DNC MULTIMEDIA CORPORATION
(Exact name of registrant as specified in charter)

Georgia	000-31763	58-2466623
(State or jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11050 Regal Forest Drive, Suwanee, Georgia	30024
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:      770-476-7903

Planetlink Communications, Inc
 (Former name )

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we", “us", “our", “our company" or "DCNM" refer to DnC Multimedia Corporation, a Georgia corporation.

ITEM 2.04 TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

On May 7, 2008, Trafalgar Capital Specialized Investment Fund, FIS ("Trafalgar" or the "Fund") sent a notice of acceleration of all principal, interest and redemption premiums due Trafalgar  pursuant to that certain Secured Convertible Debenture  issued by DNC Multimedia Corp. F/K/A Planetlink Communications, Inc. on November 30, 2007 in the principal amount of $500,000.  No further action has been taken in the notice of acceleration.

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On April 16, 2008, our company, as a result of being unable to timely file our annual report on Form 10-KSB, is no longer being quoted on the Over-the-Counter Bulletin Board of the National Association of Securities Dealers, Inc. but is being reported on the ‘pink sheets” under the symbol “DCNM.PK.”

ITEM  3.02 – UNREGISTERED SALE OF EQUITY SECURITIES.

Effective May 12, 2008, the Company closed on a financing transaction with a group of private investors (“Investors”) for an investment in the principal amount of $300,000. The financing consisted of two components: (a) a secured convertible debenture in the principal aggregate amount of One Hundred Seventy-Five Thousand Dollars ($175,000) and (b) a secured convertible debenture, in the principal aggregate amount of One Hundred Twenty-Five Thousand Dollars ($125,000) to be funded on the earlier of: (i) one hundred and fifty (150) days from the may 12, 2008 or (ii) the Company’s receipt of a second purchase order.  All of the funds provided in the financing are held in escrow to be released at Trafalgar’s discretion.

The Debentures are secured by all of the assets and property of the Company in accordance with a Security Agreement between the Company and the Investors.

The offer and sale of the securities above were effected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Rule 506 promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and in Section 4(2) and Section 4(6) of the Securities Act and/or Rule 506 of Regulation D.

The shares of Common Stock underlying the securities sold in this financing transaction will be registered for resale on a Registration Statement to be filed by the Company in accordance with terms and conditions the stock purchase agreement between the Company and the Investors, such stock purchase agreement attached hereto as Exhibit 4.1.

ITEM 5.02.  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On May 2, 2008, Robert Lau resigned his position as Chief Financial Officer to our company. Mr. Lau had no disagreements with us on any matter of accounting principles or practices or financial statement disclosures. M. Dewey Bain has been appointed as the Chief Financial Officer.

M. DEWEY BAIN was elected to our Board of Directors in August 2002 and has served in a several officer positions since then, including chief executive officer, chief financial officer, treasurer, secretary and president.  He currently serves as president, chief financial officer, and secretary.  Prior to joining PlanetLink, Mr. Bain was the principal partner of Independent Trust Administrators. Mr. Bain was a trial attorney for the Texas Department of Public Welfare and the City of San Antonio, Texas. Mr. Bain also served in the Judge Advocate General Corps (J.A.G.) of the United States Army Reserves for 10 years. Mr. Bain graduated from David Lipscomb College in 1971 with a Bachelor of Arts degree and earned his Juris Doctor degree from the University of Texas in 1975. Other than as noted above, Mr. Bain has not held any position in a reporting public company during the last five years.

Item 9.01.  Financial Statements, Pro Forma Financial Information and Exhibits.

(d)	Exhibits.

4.1	Form of Securities Purchase Agreement between DnC Multimedia Corporation and Certain Investors, exhibits attached.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 15, 2008

DnC Multimedia Corporation

By:	/s/ Robert Lott
Name: Robert Lott
Title: Chief Executive Officer